Exhibit A

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, NY 10019-5389
(212) 424-8000

FACSIMILE:  (212) 424-8500

April 6, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Energy East Corporation, File No. 70-____________

Ladies and Gentlemen:

        This opinion is furnished to the Securities and Exchange Commission (the “Commission”) in connection with the Application/Declaration on Form U-1 (the “Application”) filed on April 6, 2005, of Energy East Corporation, a New York corporation (“Energy East”), and its associated companies (collectively, “Applicants”) under the Public Utility Holding Company Act of 1935 (the “Act”). The Application seeks authorizations under the Act relating to the financing of the Applicants.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Application and such corporate records, certificates of public officials, certificates of officers and representatives of Energy East, and other exhibits, documents, agreements, instruments, and other materials as we have deemed necessary or advisable as a basis for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon statements contained in the Application.

        The opinions expressed below are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

(i)

the Commission shall have duly entered an appropriate order or orders with respect to the transactions proposed in the Application, granting and permitting the Application to become effective under the Act and the rules and regulations thereunder, and such transactions are consummated in accordance with the Application and the Commission’s orders;

(ii)

the transactions proposed in the Application shall have been duly authorized and approved, to the extent necessary, by any regulatory agency or court with jurisdiction over the proposed transactions, and by the boards of directors or other governing bodies of the Applicants;

(iii)

Applicants shall have obtained all consents, waivers and releases, if any, required for the transactions described in the Application under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits;

(iv)

appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Application and the documents transferring the securities will have been duly authorized, executed and delivered with all appropriate transfer or other taxes paid;

(v)

each of the Applicants will at the time of the proposed transactions be a duly incorporated corporation or duly formed limited liability company or partnership in the jurisdiction in which it is domiciled;

(vi)	no act or event shall have occurred subsequent to the date hereof which would change the opinions expressed below; and

(vii)

our opinions are limited to the laws of the State of New York and the federal law of the United States, and we understand that the Applicants, through in-house or other special counsel, will confirm compliance with all other state laws applicable to the transactions proposed in the Application.

        Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, we are of the opinion that in the event the proposed transactions are consummated in accordance with the Application:

(a)	all state laws applicable to the transactions proposed in the Application will have been complied with;

(b)

(i) the issuer of any securities being issued, sold, acquired, guaranteed or modified, as provided in the Application, will be validly organized and duly existing, (ii) such securities will, in the case of stock, be validly issued, fully paid and nonassessable, or, if not immediately fully paid and nonassessable, the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other document defining such rights and privileges, and (iii) such securities will, in the case of debt securities, be valid and binding obligations of the issuer or guarantor in accordance with their terms;

(c)	the Applicants will legally acquire any securities or assets being acquired, as provided in the Application; and

(d)	the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by the Applicants or any associate company thereof.

        This opinion is provided as of the date hereof and is solely for the use of the Commission in connection with its review of the above-referenced Application; it may not be relied upon by the Commission for any other purpose and it may not be relied upon by others for any purpose. We hereby consent to the use of this opinion as an exhibit to the above-referenced Application.

Very truly yours, /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.